Exhibit 10.15

CUFF PROPERTY MANAGEMENT CO.

CUFF BUILDING & REDWOODS BUSINESS CENTER

2401 STANWELL DR., CONCORD, CA 94520

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TEL. 925-408-0957

MOBILE 925-200-9221

REAL PROPERTY LEASE

THIS LEASE is made and entered into by and between S. P. Cuff as Managing Partner of the Redwoods Business Center LP hereinafter called “Lessor”, without regard to number or gender, and CERUS Corporation hereinafter called “Lessee”, without regard to number or gender.

1. PREMISES: Lessor hereby leases to Lessee and Lessee hereby leases from Lessor those certain premises in the City of Concord, County of Contra Costa, State of CALIFORNIA, and known as 2411 Stanwell Drive, Concord, CA 94520, the sum totaling approximately 21,440 sq.ft., of the CERUS Building, 2411 Stanwell Drive, Concord, California. For the purpose of conducting the following business: back-office and administrative support for Biomedical research, development and commercial efforts.

2. TERM & RENT: The lease will commence on the 1st day of August, 2013 and end the 31st day of July, 2015 (the “Initial Term”), at a monthly rent of $12,864 DOLLARS, in lawful money of the United States of America, which, subject to this Lease, Lessee agrees to pay to Lessor, without deduction or offset, at such place or places as may be designated from time to time by Lessor, in installments as follows:

$12,864, less a deduction of 50% ($6,432) to be paid the 1st of August and September, 2013; thereafter the full $12,864 per month for the remaining Initial Term.

The rental amount ($12,864) shall be adjusted by increases of $0.05/sq.ft. ($1,072) for each year after the Initial Term that Lessee occupies the building, for up to 10 years. After 10 years, the rent will be negotiated to reflect market rents for similar properties but shall not increase more than 25% of the then current rent.

3. INCREASE IN REAL PROPERTY TAXES: Lessee shall pay any and all increases in the real property taxes assessed and levied against the demised premises above the tax currently assessed against the said premises excluding any increase arising from sale of the demised premises, as well as any special assessments imposed upon the demised premises for any purpose whatsoever during the term hereof, whether the increase in said taxes results from an increase in the assessed valuation of the demised premises or the improvements thereon or both.

4. SECURITY DEPOSIT: Lessor acknowledges receipt of a Security Deposit in the amount of $12,864 upon execution of the lease, as security for the full and faithful performance of the Lessee of the terms, conditions and covenants of this Lease. Lessee and Lessor agree that the following disposition shall apply to the Security Deposit:

a. Lessor shall not be required to pay interest on the Security Deposit.

b. If at any time during the term hereof Lessee should fail to repair any damage to the premises leased or any part of the common portions of the buildings caused by such Lessee or his agent, employees, invitees, or other visitors through lack of ordinary care for a period of 30 days after written demand to make such repairs is served on the Lessee by the Lessor, then the Lessor may appropriate and apply any portion of the Security Deposit as may be reasonably necessary to fund the repair. Lessee agrees to restore the Security Deposit to its original amount should resort to the funds be required. Refusal to restore such amount within 15 days of written demand shall be cause for termination of this lease.

c. If on the termination of this Lease for any reason Lessee does not leave the premises in as good condition, except for normal wear and tear, as when received by the Lessee from the Lessor then the Lessor may appropriate and apply any portion of the Security Deposit as may be reasonably necessary to fund the repair.

5. LIABILITY INSURANCE: Lessee agrees during the full term of this lease to carry public liability and property damage insurance covering the demised premises in an amount of $2,000,000 for injury and/or death to any one person, $4,000,000 for injury and death to any number of persons in any one accident and $4,000,000 property damage liability in so-called Board Companies, satisfactory to the Lessor, as evidenced by a certificate of insurance with a 10 day written notice of cancellation and to pay the premiums therefore and to deliver said certificates or documents stating that the Lessee is insured unto the Lessor, and the failure of the Lessee either to effect said insurance or to pay the premiums therefore or to deliver said certificates or documents stating that the Lessee is insured thereof unto the Lessor, and the failure of the Lessee either to effect said insurance or to pay the premiums therefore or to deliver said certificates or duplicates thereof unto the Lessor shall permit of the Lessor itself effecting said insurance and paying the requisite premiums therefor, which premiums shall be repayable unto it with the next installment of rental, and failure to repay the sum shall carry with it the same consequences as failure to pay any installment of rental. Each insurer mentioned in this paragraph shall agree, by endorsement, upon the policy or policies issued by it, or by independent instrument furnished to the Lessor, that it will give the Lessor ten (10) days written notice before the policies or policy in question shall be altered or canceled.

6. FIRE INSURANCE: If the fire insurance rate on the building on the premises is increased by reason of Lessee’s occupancy thereof, over and above the fire insurance rate fixed for the premises as occupied by a tenant for general use, the Lessee shall pay to Lessor the additional premium by reason of such increase in insurance rate for the unexpired portion of the term of this lease. Such additional premium shall be paid to Lessor on demand provided Lessor previously submitted to Lessee proper evidence indicating such increase in rate and the direct correlation between the rate increase and Lessee’s specific occupancy.

7. POSSESSION: If Lessor, for any reason whatsoever, cannot deliver possession of the said premises to Lessee on August 1, 2013, rent shall abate for the period of delay. Notwithstanding the foregoing, this lease may be void or voidable, at the option of the Lessee, and the deposit returned in full. Lessor shall not be liable to Lessee for any loss or damage resulting therefrom. Lessee is entitled to possession of the premises, if available, upon execution of this lease, free of any rental payment obligation; provided, however, that Lessee is obligated to comply with all other terms of this lease.

8. USES PROHIBITED: Lessee shall not use, or permit said premises, or any part thereof, to be used, for any purpose or purposes other than the purpose or purposes for which the said premises are hereby leased; and no use shall be made or permitted to be made of the said premises, nor acts done, which will increase the existing rate of insurance upon the building in which said premises may be located, without the consent of the Lessor, or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell, or permit to be kept, used, or sold, in or about said premises, any article which may be

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prohibited by the standard form of fire insurance policies. Lessee shall, at his sole cost and expense, comply with any and all requirements, pertaining to said premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances.

9. WASTE & ALTERATIONS: Lessee shall not commit, or suffer to be committed, any waste upon the said premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenants in the complex in which the demised premises may be located. Lessee shall not make, or suffer to be made, any alterations of the said premises, or any part thereof without the written consent of Lessor first had and obtained, any additions to, or alterations of, the said premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Lessor. At the option of the Lessor the Lessee shall return the premises to the condition and configuration of the space when first leased, reasonable wear and tear excepted, and provided that the Lessee shall not be required to remove previously approved tenant improvements.

10. ABANDONMENT: Lessee shall not vacate or abandon the premises at any time during the term; and if Lessee shall abandon, vacate or surrender said premises, or be disposed by process of law, or otherwise, any personal property belonging to Lessee and left on the premises shall be deemed to be abandoned according to law, at the option of Lessor, except such property as may be mortgaged to Lessor.

11. REPAIRS: The Lessee may have access to the space prior to the lease commencement date to make alterations and improvements with prior approval of the Lessor, which approval is not to be unreasonably withheld, including to run telephone cables to 2411 Stanwell. Lessee shall, at its sole cost, keep and maintain said premises and appurtenances and every part thereof including glazing, light fixtures (and bulbs), elevator, sprinkler system, plumbing (except buried pipes), any entrance doors and the interior of the premises, in good and sanitary order, condition and repair, (excepting structural components, exterior walls, roof mounted air conditioning units, parking area, and roofs, all of which Lessor agrees to repair), hereby waiving all right to make repairs at the expense of Lessor as provided in Section 1942 of the Civil Code of the State of California, and all rights provided for by Section 1941 of said Civil Code. By entry hereunder, Lessee accepts the premises as being in good and sanitary order, condition and repair and agrees on the last day of said term, or sooner termination of this lease, to surrender unto Lessor all and singular said premises with said appurtenances in the same condition as when received reasonable use and wear thereof and damage by fire, act of God or by the elements excepted, and to remove all of Lessee’s signs from said premises. Lessee agrees to use chair pads under all desk and other chairs or stools to prevent excessive carpet wear or to repair or replace worn areas or the entire carpet upon vacating the space should the carpet be damaged beyond normal wear and tear by Lessee’s use.

12. FREE FROM LIENS: Lessee shall keep the demised premises and the property in which the demised premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.

13. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Lessee shall at its sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which any hereafter be in force, pertaining to Lessee’s use and occupancy of the said premises, and shall faithfully observe in the use of the premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The preceding sentence is not intended, however, to impose on Lessee any obligation as to the condition of the premises or environmental hazard that is the responsibility of the Lessor under this Lease. The judgment of any court of competent jurisdiction, or the admission of

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Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such ordinance or statute in the use of the premises, shall be conclusive of that fact as between Lessor and Lessee.

14. INDEMNIFICATION OF LESSOR: Except for Lessors’ negligence or willful misconduct, Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damages to goods, wares and merchandise, in, upon or about said premises and for injuries to persons in or about said premises, for any cause arising at any time, and Lessee will, except for Lessor’s negligence and willful misconduct, hold Lessor exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise of any person, arising from the use of the premises by Lessee, or from the failure of Lessee to keep the premises in good condition and repair as herein provided.

15. ADVERTISEMENTS AND SIGNS: Lessee shall not conduct or permit to be conducted any sale by auction on said premises. Lessee shall not place or permit to be placed any projecting or lighted sign, marquee or awning on the exterior of the said premises without the prior written consent of the Lessor. Lessee, upon request of Lessor, shall immediately remove any sign or decoration which Lessee has placed or permitted to be placed in, on, or about the front of the premises and, which, in the opinion of Lessor, is objectionable or offensive, and if Lessee fails so to do, Lessor may enter upon said premises and remove the same. Lessee shall not place or permit to be placed in windows or upon the walls, doors, landscaping areas or roof, any sign, advertisement or notice without the written consent of Lessor.

16. UTILITIES: Lessee shall pay for all telephone, gas, heat, power, light, elevator inspections and maintenance, sprinkler system, alarm system and janitorial services. Lessor shall pay for normal water usage, garbage collection, gardening, external window washing, parking lot sweeping and other services supplied externally to the premises.

17. ENTRY BY LESSOR: Lessee shall permit Lessor and his agents to enter into and upon said premises at all reasonable times with 24 hour notice (except for emergencies or scheduled janitorial) for the purpose of inspecting the same or for the purpose of Maintaining the building in which said premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, included the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-liability for alterations, additions, or repairs or for the purpose of placing upon the property in which the said premises are located any usual or ordinary or “for sale” signs, without any rebate of rent and without any reliability to Lessee for any loss of occupation or quiet enjoyment of the premises thereby occasioned; and shall permit Lessor, at any time within thirty days prior to the expiration of this lease, to place upon said premises any usual or ordinary “to let” or “to lease” signs. Lessor and its agents, however, shall not enter any laboratory areas of the Lessee without first making special arrangements with Lessee and obtaining instructions as to any procedures to be followed for safety purposes and to preserve the integrity of any ongoing experiments. Lessor and its agents shall maintain in confidence any information concerning Lessee’s technology, products and business that the Lessor and its agents may learn in the course of such entry.

18. DESTRUCTION OF PREMISES: In the event of a partial destruction of the said premises during the said term, from any cause, Lessor shall forthwith repair the same, provided such repairs can be made within sixty (60) days under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no ways annul or void this lease, except that Lessee shall be entitled to a proportionate deduction of rent while such repairs are being made, such proportionate deduction to be based upon the extent to

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which the making of such repairs shall interfere with the business carried on by Lessee in the said premises except if more than fifty percent (50%) of the Premises is destroyed, Lessee shall pay no rent until it is repaired. If such repairs cannot be made in sixty (60) days, Lessor may, at his option, make same within a reasonable time not to exceed 90 days, this lease continuing in full force and effect and the rent to be proportionately rebated as aforesaid in this paragraph provided. In the event that Lessor does not so elect to make such repairs which cannot be made in sixty (60) days, or such repairs cannot be made under such laws and regulations, this lease may be terminated at the option of either party. In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provisions of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the building in which the demised premises may be situated be destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Lessor or Lessee may elect to terminate this lease, whether the demised premises be injured or not. A total destruction of the building in which the said premises may be situated shall terminate this lease. In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, they shall each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them. Said arbitration shall be conducted under the auspices of the California Rules of Judicial Arbitration.

19. ASSIGNMENT AND SUB-LETTING: Lessee shall not assign this lease, or any interest therein, and except as to an entity controlled by Lessee, shall not sublet the said premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Lessee excepted) to occupy or use the said premises, or any portion thereof, without the written consent of Lessor first had and obtained, such consent not to be unreasonably withheld, and a consent to one assignment, sub-letting, occupation or use by any other person, shall not be deemed to be a consent to any subsequent assignment, sub-letting, occupation or use by another person. Any such assignment or sub-letting without such consent shall be void, and shall, at the option of Lessor, terminate this lease. This lease shall not, nor shall any interest therein, be assignable, as to the interest of Lessee, by operation of law, without the written consent of Lessor, such consent not to be unreasonably withheld.

20. INSOLVENCY OR BANKRUPTCY: Either (a) the appointment of a receiver (except a receiver mentioned in paragraph 18 hereof) to take possession of all or substantially all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of creditors, of (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this lease by Lessee and Lessor may declare this lease terminated and any assignment pursuant thereto void.

21. DEFAULT: In the event of any breach of this lease by Lessee, then Lessor besides other rights or remedies he may have, shall have consistent with California law the immediate right of re-entry and may remove all persons and property from the premises, such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee. Should Lessor elect to re-enter, as herein provided, or should he take possession pursuant to legal proceedings or pursuant to any notice provided for by law, he may either terminate this lease or he may from time to time, without terminating this lease, re-let said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this lease) and at such rental or rentals and upon such other terms and conditions as Lessor in his sole discretion may deem advisable with the right to make alterations and repairs to said premises; upon each such re-letting (a) Lessee shall be immediately liable to pay to Lessor, in addition to any indebtedness other than rent due hereunder, the cost and

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expenses of such re-letting and of such alterations and repairs, incurred by Lessor, and the amount, if any, by which the rent reserved in this lease for the period of such re-letting (up to be not beyond the term of this lease) exceeds the amount agreed to be paid as rent for the demised premises for such period on such re-letting; or (b) at the option of Lessor rents received by such Lessor from such re-letting shall be applied first, to the payment of any indebtedness, other than rent due hereunder from Lessee to Lessor; second, to the payment of any costs and expenses of such re-letting and of such alterations and repair; third, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. If Lessee has been credited with any rent to be received by such re-letting under option (a), and such rent shall not be promptly paid to Lessor by the new tenant, or of such rentals received from such re-letting under option (b) during any month be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Lessor shall be construed as an election on his part to terminate this lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Lessor may at any time thereafter elect to terminate this lease for such previous breach. Should Lessor at any time terminate this lease for any breach, in addition, to any other remedy he may have, he may recover from Lessee all damages he may incur by reason of such breach, including the cost of recovering the premises, and including the worth at the time of such termination of the excess, if any of the amount of rent and charges equivalent to rent reserved in this lease for the remainder of the stated term over the then reasonable rental value of the premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Lessee to Lessor.

22. SURRENDER OF LEASE: The voluntary or other surrender of this lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing sub-leases or sub-tenancies, or may at the option of Lessor, operate as an assignment to him of any or all such sub-leases or sub-tenancies.

23. ARBITRATION: Any dispute arising between the parties shall be settled and decided by arbitration conducted in accordance with the commercial arbitration rules of the Judicial Arbitration Rules of the State of California, as then in effect. The prevailing party in the arbitration shall be awarded reasonable attorney’s fees, expert and non-expert witness costs and expenses incurred in connection with said arbitration, unless the arbitrator for good cause determines otherwise. Costs and fees of the arbitrator shall be borne by the non-prevailing party. The award of the arbitrator, which may include equitable relief, shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The provisions of Title 9 of the Part 3 of California Code of Civil Procedure, including Section 1283.05 thereof, permitting expanded discovery proceedings, shall be applicable to all disputes, which are arbitrated hereunder. Any demand for arbitration shall be in writing and must be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date that the institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable statute of limitations.

24. EXPENSES OF ENFORCEMENT: In case any suit shall be brought by the Lessor against the Lessee to enforce any provision of this lease or for unlawful detainer of said premises and for recovery of any rent due hereunder or because of the breach of any other covenant herein, if Lessor is the prevailing party, Lessee shall pay to Lessor all costs incurred including attorney’s fees and fees to a collection agency.

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25. RECEIVERSHIP: If a receiver be appointed at the instance of Lessor in any action against Lessee to take possession of said premises and/or to collect the rents or profits derived therefrom, the receiver may, if it be necessary or convenient in order to collect such profits, conduct the business of Lessee then being carried on in said premises and may take possession of any personal property belonging to Lessee and used in the conduct of such business, and may use the same in conducting such business on the premises without compensation to Lessee for such use. Neither the application for the appointment of such receiver, nor the appointment of such a receiver, shall be construed as an election on Lessor’s part to terminate this lease unless a written notice of such intention is given to Lessee.

26. NOTICES: All notices to be given to Lessee may be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said premises, whether or not Lessee has departed from, abandoned or vacated the premises. All notices from the Lessee to the Lessor shall be by depositing said notice in the United States mail, postage prepaid, and addressed to 2401 Stanwell Dr., #460 Suite A, Concord, CA 94520.

27. TRANSFER OF SECURITY: If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this lease on the part of Lessee, Lessor may transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto.

28. WAIVER: The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this lease, other than the failure of Lessee to pay such rent.

29. HOLDING OVER: Any holding over after the expiration of the said term, with the consent of Lessor, shall be construed to be a tenancy from month to month, at a rental of the then current monthly rental plus 25% and shall otherwise be on the terms and conditions herein specified, so far as applicable.

30. LEASE YEAR: For the purpose of this lease, the first “leasehold year” shall be a period from the commencement of this lease and ending on July 31, 2014. Subsequent “leasehold years” shall end on the last day of each July thereafter.

31. SIGNS: There shall be no signs erected by the Lessee upon the roof, doors, windows, landscaping area or exterior walls of the demised premises, save and except that Lessor grants to Lessee the right to inscribe upon the monument and other designated sign spaces provided by the Lessor, and only those spaces, on the demised premises a sign relating to the business of the Lessee conducted therein, which sign shall conform to the architectural design and color of the signs already thereon and be approved in writing by the Lessor.

32. MORTGAGE REQUIREMENTS: Lessee agrees to forthwith execute and deliver to Lessor, upon receipt by it or written request therefrom from Lessor, without any consideration whatsoever, such customary instrument or instruments as may be reasonably required by any mortgagee or holder of a deed of trust or other encumbrance on the real property on which the building containing the demised premises is located.

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33. SALE: In the event of a sale or conveyance by the Lessor of the building containing the demised premises, the same shall operate to release the Lessor from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of the Lessee, and in such event the Lessee agrees to look solely to the responsibility of the successor in interest of the Lessor in and to this lease. If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this lease on the part of the Lessee, Lessor may transfer and/or deliver the security to the purchaser of the reversion, in the event that the reversion is sold. Lessor shall be discharged from any further liability in reference to the security only if the security is transferred to the purchaser of the reversion subject to the same conditions set forth in this lease, including for securing the faithful performance of all or any covenants of this lease.

34. SUBROGATION RIGHTS: Each of the parties hereto does hereby waive its entire right of recovery against the other for any damages caused by an occurrence insured against by such party, and the rights of any insurance carrier to be subrogated to the rights of the insured under the applicable policy. The foregoing waivers of subrogation shall be effected to the extent permitted by the Lessor’s and Lessee’s respective insurers and provided that no policy of insurance is invalidated as a result of such waivers. Each shall notify the other in advance if there are lesser limits or if a policy of insurance is invalidated by a waiver of subrogation.

35. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto and all of the parties hereto shall be jointly and severally liable hereunder.

36. PARKING LOT: Seventy one (71) parking spaces are available to the Lessee on the property of the Redwoods Office Center. These parking spaces are for the sole purpose of parking vehicles during the working day. Parking spaces may not be used for storage, overhaul or repair of vehicles. Any other use of parking spaces will not be made without the written consent of the Lessor. No painting, assembly or storage of vehicles, trash (or any material) will be done in the parking lot without the written permission of the Lessor.

37. OPTION TO RENEW: If, at the end of the Initial Term, the Lessee has fully and faithfully kept and performed all of the terms, covenants, and conditions of this Lease on the part of the Lessee to be kept and performed, including the full and prompt payment of all rental herein reserved, then and in such event only, Lessee shall, have the right at its option to renew and extend this Lease for four additional terms of two (2) years. Options to renew may be exercised by Lessee providing written notice to Lessor of exercising said option at least six (6) months prior to the date of the expiration of the Initial Term or any extension thereto. Any request to extend the lease by the Lessee shall be responded to within 10 days of receipt by the Lessor. In the event that the Lessee exercises the option (s) here above described and provided for, rental to be charged shall be adjusted as described in Paragraph 2.

38. ENVIRONMENTAL:

A. Lessor agrees to indemnify and save harmless Lessee, Lessee’s successors and assigns and Lessee’s present and future officers, directors, employees and agents (collectively :Indemnities”) from and against any and all liabilities, penalties, fines, forfeitures, demands, damages, losses, claims, causes of action, suits, judgments, and costs and expenses incidental thereto (including cost of defense, settlement, arbitration, reasonable attorney’s fees, reasonable consultant’s fees and reasonable expert fees), which Lessee or any of all the Indemnities may hereafter suffer, incur, be responsible for or disburse as a result of:

1) any government action, order, directive, administrative proceeding or ruling;

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2) personal or bodily injuries (including death) or damage (including loss of use) to any sites (public or private);

3) any violation or alleged violation of laws, statutes, ordinances, orders, rules, policies or regulations of any government entity or agency

(collectively “Environmental Liabilities”) directly or indirectly caused by or arising out of any Environmental Hazards existing on or about the Redwoods Business Center Complex except to the extent that any such existence is caused by Lessee’s activities at the Redwoods Business Center Complex. The term “Environmental Hazards” shall be defined as hazardous substances, hazardous wastes, pollutants, asbestos, polychlorinated biphenyls (PCBs), petroleum or other fuels (including crude oil or any fraction or derivative thereof) and underground storage tanks. The term “hazardous substances” shall be defined in the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) (CERCLA), and any regulations promulgated pursuant thereto. The term “pollutants” shall be defined in the Clean Water Act (33 U.S.C. Section 1251 et seq.), and any regulations promulgated pursuant thereto. This provision shall survive termination of the Lease.

B. Lessee agrees to indemnify and save harmless Lessor, Lessor’s successors and assigns and Lessor’s present and future owner, officers, trustees, directors, employees and agents (collectively “Indemnities”) from and against any and all liabilities, penalties, fines, forfeitures, demands, damages, losses, claims, causes of action, suits, judgments, and costs and expenses incidental thereto (including cost of defense, settlement, arbitration, reasonable attorneys’ fees, reasonable consultant fees and reasonable expert fees), which Lessor or any or all of the Indemnities may hereafter suffer, incur, be responsible for or disburse as a result of any Environmental Hazards existing on or about the site but only to the extent that any such existence is caused by the Lessee’s activities on the Site. This provision shall survive termination of the Lease.

C. In the event any Environmental Hazards are found at any time to be in existence on or about the Site other than Environmental Hazards whose existence is caused by the Lessee’s activities on the Site, Lessee among other rights shall have the right to terminate this Lease by so notifying Lessor in writing.

D. Notwithstanding anything to the contrary contained herein, an environmental clean-up cost or other Environmental Liability for which Lessee is not responsible pursuant to this paragraph shall not be includable in the monthly rent paid hereunder nor otherwise assessable to Lessee.

E.	In no event shall Lessee be responsible for environmental hazards caused by materials on the premises prior to Lessee’s tenancy.

39. Toxics. The Lessor and the Lessee acknowledge that they have been advised that numerous federal, state, and / or local laws, ordinances and regulations (“Laws”) affect the existence and removal, storage, disposal, leakage of contamination by materials designated as hazardous or toxic (“Toxics”). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic. Some of the Laws require that Toxics be removed or cleaned up without regard to whether the party required to pay for the “clean up” caused the contamination, owned the property at the time of the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCB’s, that

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were legal when installed, are now classified as Toxics, and are subject to removal requirements. Third parties in certain circumstances may file civil lawsuits for damages resulting from Toxics.

A. Lessor agrees to indemnify and save harmless Lessee, Lessee’s successors and assigns and Lessee’s present and future officers, directors, employees and agents (collectively “Indemnities”) from and against any and all liabilities, penalties, fines, forfeitures, demands, damages, loses, claims, causes of action, suits, judgments, and costs and expenses incidental thereto (including cost of defense, settlement, arbitration, reasonable attorney’s fees, reasonable consultant’s fees and reasonable expert fees), which Lessee or any or all of the Indemnities may hereafter suffer, incur, be responsible for or disburse as a result of any Environmental Hazards as a result of (collectively “Environmental Liabilities”) directly or indirectly caused by or arising out of any Environmental Hazards existing on or about the Site except to the extent that any such existence is caused by Lessee’s activities at the Site.

The term “Environmental Hazards” shall be defined as hazardous substances, hazardous wastes, pollutants, asbestos, polychlorinated biphenyls (PCBs), petroleum or other fuels (including crude oil or any fraction or derivative thereof) and underground storage tanks. The term “hazardous substances” shall be defined in the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) (CERCLA), and any regulations promulgated pursuant thereto. The term “pollutants” shall be defined in the Clean Water Act (33 U.S.C. Section 1251 et seq.), and any regulations promulgated pursuant thereto. This provision shall survive termination of the Lease.

B. Lessee agrees to indemnify and save harmless Lessor, Lessor’s successors and assigns and Lessor’s present and future owner, officers, trustees, directors, employees and agents (collectively “Indemnities”) from and against any and all liabilities, penalties, fines, forfeitures, demands, damages, losses, claims, causes of action, suits, judgments, and costs and expenses incidental thereto (including cost of defense, settlement, arbitration, reasonable attorneys’ fees, reasonable consultant fees and reasonable expert fees), which Lessor or any or all of the Indemnities may hereafter suffer, incur, be responsible for or disburse as a result of any Environmental Hazards existing on or about the site but only to the extent that any such existence is caused by the Lessee’s activities on the Site. This provision shall survive termination of the Lease.

40. TENANT IMPROVEMENTS: Lessee agrees to obtain Lessor’s written approval prior to any improvements, approval of which is not to be unreasonably withheld. Said approval must be granted or denied within 5 working days of submittal.

41. TIME: Time is of the essence of this lease.

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IN WITNESS WHEREOF, the parties hereto have caused this lease to be executed this 20th day of June 2013.

LESSOR:		LESSEE:

Redwoods Business Center, LP		CERUS Corporation

By:	/s/ S.P. Cuff	By:	/s/ Kevin D. Green

S. P. CUFF, Managing Partner		Kevin D. Green

Vice President, Finance and CFO

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